UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 12, 2015
TRIPLE-S MANAGEMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico	001-33865	66-0555678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Registrant’s telephone number, including area code: 787-749-4949

1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920
(Address of Principal Executive Offices and Zip Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a) The Audit Committee of the Board of Directors of Triple-S Management Corporation (the “Company”) is currently finalizing a competitive request for proposal process to review the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. On January 12, 2015, the Company dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered accounting firm. The dismissal of PwC will become effective upon issuance by PwC of its reports on the consolidated financial statements as of and for the year ended December 31, 2014 and the effectiveness of internal control over financial reporting as of December 31, 2014 to be included in the filing of the related Form 10-K.

The audit reports of PwC on the Company’s consolidated financial statements for the fiscal years ended December 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2014 and 2013 and the subsequent interim period through January 12, 2015, there have been no disagreements with PwC on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures which disagreements if not resolved to the satisfaction of PwC would have caused PwC to make reference to the matter in their reports on the financials statement for such years.

During the fiscal years ended December 31, 2014 and 2013 and the subsequent interim period through January 12, 2015, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided PwC with a copy of disclosures it is making in this Form 8-K and requested that PwC furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein.  A copy of PwC's letter dated January 15, 2015 is filed as Exhibit 16 hereto.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description
16	Letter from PricewaterhouseCoopers LLP dated January 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPLE-S MANAGEMENT CORPORATION

Date: January 15, 2015	By:	/s/ Ramón M. Ruiz-Comas
Name: Ramón M. Ruiz-Comas
Title: President & Chief Executive Officer